UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2023

NightHawk Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	NHWK	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02   Termination of a Material Definitive Agreement

On January 27, 2023, Nighthawk Biosciences, Inc. (the “Company”) and its subsidiaries listed below, where applicable, notified the University of Miami of its termination of the following license agreements (the “Agreements”) due to a change in the Company’s commercial focus. The termination date will be ninety (90) days from the date of notice for each Agreement.

(i)	License Agreement (UMSS-114 (previously UM97-14), concerning certain patents and patent applications related to a cell-based gp96 vaccine for treating cancer) between the University of Miami and Heat Biologics, Inc. (now known as Nighthawk Biosciences, Inc.) effective July 11, 2008, as amended (“UMSS-114 Agreement”);
(ii)	License Agreement ((UMSS114A), concerning certain patents and patent applications related to allogeneic cancer cell-based Immunotherapy methods and regimens) between the University of Miami and Heat Biologics I, Inc. effective February 18, 2011, as amended (“UMSS114A Agreement”); and
(iii)	License Agreement ((UMD-107), concerning certain patents and patent applications related to heat shock protein gp96 vaccination) between the University of Miami Heat Biologics I, Inc. effective February 18, 2011, as amended (“UMD-107 Agreement”);
(iv)	Exclusive License Agreement ((UMIP-114/Strbo), concerning certain patents and patent applications related to a gp96-based cell vaccine for Zika infections) between the University of Miami and Zolovax, Inc., effective October 24, 2016 (“UMIP-114 Agreement”);
(v)	Exclusive License Agreement ((UMPIP-510), concerning certain patents and patent applications related to a gp96-based cell vaccine for coronavirus infections) between the University of Miami and Zolovax, Inc. dated as of December 31, 2020 ((“UMPIP-510 Agreement”);
(vi)	Exclusive License Agreement, concerning certain patents and patent applications related to modulating regulatory T cell (Treg) proliferation by targeting DR3/TNFRSF25/TL1A signaling, between the University of Miami and Pelican Therapeutics, Inc. f/k/a Heat Biologics II, Inc., effective July 11, 2008, as amended ((“UM03-31 UM05-39 Agreement”);
(vii)	Exclusive License Agreement, concerning certain patents and patent applications related to methods of modulating CD8 T cells and treating cancer by targeting DR3/TNFRSF25/TL1A signaling, between the University of Miami and Pelican Therapeutics, Inc. f/k/a Heat Biologics II, Inc., effective December 12, 2010 ((“UMI-176 Agreement”); and
(viii)	Exclusive License Agreement, concerning certain patents and patent applications related to certain TL1A fusion proteins, between the University of Miami and Pelican Therapeutics, Inc., effective November 19, 2013 ((“UMM-143 Agreement”).

The material terms of the Agreements are set forth under Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 11, 2022, and are incorporated by reference herein

The Agreements set forth in clauses (i)-(v) above granted the licensee that was a party to the agreement exclusive, worldwide rights to make, use or sell licensed materials based upon the patent-related rights set forth in the license agreements. Under the Agreements set forth in clauses (i)-(v) above, the licensees obtained exclusive rights to different patent families each directed to therapeutic compositions and methods related to targeting gp96. Under Agreements pursuant to which Pelican is the licensee, as set forth in (vi)-(viii) above, Pelican obtained exclusive rights to six different patent families each directed to therapeutic compositions and methods related to targeting DR3/TNFRSF25/TL1A for the purpose of modulating immune responses.

Upon termination of the Agreements, among other things, the licenses will terminate, and the licensees shall have no rights, express or implied, under any intellectual property rights of University of Miami, which are the subject matter of the license. The licensee will no longer be responsible for the development and commercialization of any products under the licenses and will have no further payment obligations under the Agreements except with respect to payments that accrued prior to the effective date of the termination. Neither the Company nor any of its subsidiaries incurred any early termination penalties.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2023	NightHawk Biosciences, Inc.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer